NON-QUALIFIED STOCK OPTION AGREEMENT
                 (Non-Employee Directors - 1998)


          THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made this 22nd day of April, 1998, between LSB Industries, Inc., a Delaware corporation (the "Company"), and Robert C. Brown (the
"Optionee");


                       W I T N E S S E T H:

          In consideration of the mutual covenants and conditions herein set forth and for good and valuable consideration, the Company and the Optionee agree as follows:

     1. Recitations. The closing price of the Company's common stock, par value $0.10 per share (the "Common Stock") on April 22, 1998 was $4.1875. The "Date of Grant" of this Option is April 22, 1998. This option is not an "incentive stock option" as such term is defined under Section 422 of the Internal Revenue code of 1986, as amended. This option has been approved by the Board of Directors of the Company.

     2. Grant of Option. The Company hereby grants to Optionee, as of the 22nd day of April, 1998, the right, privilege and option to purchase an aggregate of Fifteen Thousand (15,000) shares of its Common Stock at $4.1875 per share, under and subject to the terms and conditions of this Agreement.

     3.   Time and Exercise Option.

          3.1 Vesting of Exercise Rights. If this option has not been terminated pursuant to Section 6 hereof, the option herein granted may be exercised by Optionee as hereinafter provided. The option granted hereunder may not be exercised prior to the expiration of six (6) months from the date this option is granted. At any time after the expiration of six
     (6) months from the date this option is granted, the option may be exercised, in whole or in part, at any time during the remaining term of the option. No option may be exercised at any time unless the Optionee is then a member of the Board of Directors of the Company, except as provided for in paragraph
     5.4 hereof.

     4.   Methods of Exercise and Payment of Exercise Price.

          4.1 Notice and Payment. Subject to the terms hereof, this option shall be exercised by the Optionee giving to the Company written notice at the Company's principal place of business setting forth the exact number of shares under this option that the Optionee is purchasing, which may not exceed the number of shares that Optionee is eligible to purchase under this option. Such written notice shall be accompanied by the payment to the Company of the full option price for such number of shares Optionee desires to purchase as specified in such written notice. Further, Optionee shall

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     comply with such other reasonable requirements as the
     Committee may establish.

          4.2 Method of Payment. Subject to the terms and conditions of this Agreement, payment by the Optionee of the option price may be made in cash or by wire transfer or certified check or bank check or personal check, in each case payable to the order of the Company.

          4.3 Withholding. The Optionee understands that, on the exercise of this option, the excess of the fair market value of the Common Stock over its option price is taxable remuneration to him subject to federal income tax withholding by the Company. Not later than the date as of which an amount first becomes includible in the gross income of the Optionee for federal income tax purposes with respect to any award under this Agreement, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company, regarding the payment of any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under this Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company.

          4.4 Issuance of Shares. As soon as practicable after its receipt of the notice and payment pursuant to this Section 4, the Company shall cause one or more certificates for the shares so purchased to be delivered to the Optionee or his or her estate, as the case may be; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such written notice before the issuance thereof, then the date of issuance of such shares shall be extended for a period necessary to take such action.

     5. Termination of Option. This Agreement and option granted hereunder, to the extent not theretofore exercised, shall terminate as follows:

          5.1 Cessation as Director. Except as otherwise provided in Section 5.4 hereof, upon the cessation of Optionee as a member of the Board of Directors of the Company; or

          5.2 Surrender of Options. Upon the Optionee's surrender to the Company for cancellation of this Agreement and the option granted hereunder; or

          5.3 Five-Year Term. Upon the fifth (5th) anniversary of the date this option was granted, notwithstanding any provision of this Agreement to the contrary, including, but not limited to, Sections 5.1, 5.2 and 5.4 of this Agreement.


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          5.4  In Case of Death.  If the Optionee dies prior to the
     termination of this Option, the Option may be exercised within one (1) year after the death of the Optionee by the personal representative of the Optionee's estate, or by a person who acquired the right to exercise the Option by bequest, inheritance, or by reason of the death of the Optionee, provided that the Optionee died while a Director of the Company. The Option may be exercised only as to the number of shares for which the Optionee could have exercised at the time the Optionee died. In no event may the Option be exercised after the expiration of five (5) years from the Date of Grant.

     6.   Non-Transferability.

          6.1 The option will not be transferrable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by Optionee and upon the death of Optionee, as set forth in Section 5.4 hereof. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, will not be assignable by operation of law and will not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, will be null and void and without effect.

          6.2 Optionee shall have no right as a stockholder with respect to any shares covered by this Agreement until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     7. Adjustments In the event of a subdivision or consolidation of shares of Common Stock of the Company, the payment of a stock dividend (but only on the Common Stock), a reorganization, consolidation, merger or any other increase or decrease in the number of shares affected without receipt of consideration by the Company, the number of shares of Common Stock then subject to this option and the price per share payable upon exercise of this option shall be proportionately adjusted by the Board of Directors of the Company, whose determination of such adjustment shall be final, binding and conclusive.

     8. Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any shares covered by this Agreement or the option granted under this Agreement until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     9. Investment Representations. The Optionee hereby represents, warrants, covenants, agrees and acknowledges as follows:

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
          9.1 Restricted Shares. The Optionee represents and warrants that if he acquires any of the shares under this Agreement he will acquire such shares for his own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or pursuant to an exemption from registration under the Act. The Optionee understands that these shares have not and will not have been registered under the Act (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration. The Optionee further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only in limited amounts.

          9.2 Disposition of Restricted Shares. The Optionee represents, covenants, and agrees that it will not sell or otherwise dispose of the shares acquired under this Agreement in the absence of (a) an effective registration statement under the Act, (b) an opinion acceptable in form and substance to the Company from Optionee's counsel satisfactory to the Company, or an option of counsel to the Company, to the effect that no registration is required for such disposition or (c) a "no-action" letter from the staff of the Securities and Exchange Commission ("SEC") to the effect that such staff will not recommend any action to the SEC if such a disposition takes place without registration.

          9.3 Legend. The certificates representing shares covered by this Agreement shall upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

          The registered holder hereof has acquired the shares represented by this certificate for investment and not for resale in connection with a distribution thereof. Accordingly, such shares have not been registered under the Securities Act of 1933 and may not be sold, transferred or otherwise disposed of except pursuant to a currently effective registration statement under said Act or otherwise in a transaction exempt from the provisions of Section 5 of said Act.

     10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     11. Subsidiary. The term "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware
(without regard to choice of law provisions).

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     13.  Amendments.  Subject to the terms of this Agreement, the
Board of Directors of the Company may amend any of the provisions of this Agreement, and may at any time terminate this Agreement. However, no amendment may be made to this Agreement which in any material respect impairs the rights of the Optionee under this Agreement without the Optionee's consent.

     14. Interpretation. The Board of Directors shall construe and interpret the terms and provisions of this Agreement and shall, at its discretion, make general and special rules and regulations for administering this Agreement, which construction, interpretation, rules and regulations shall be binding and conclusive upon all persons granted option pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                   LSB INDUSTRIES, INC.
ATTEST:


______________________________    By:_________________________________
          Assistant Secretary          Jack E. Golsen, President

          [S E A L]

                                   "Optionee"



                                   __________________________________
                                   Robert C. Brown





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